Exhibit 10.3
GRANT NO.
2005 EQUITY INCENTIVE PLAN OF
MICRUS ENDOVASCULAR CORPORATION
NONSTATUTORY STOCK OPTION AGREEMENT
     Micrus Endovascular Corporation, a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of its common stock (the “Shares”) to the Awardee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company’s 2005 Equity Incentive Plan (the “Plan”).
Date of Option Grant: ____________, [YEAR]
Name of Awardee: ______________________________________________________
Awardee’s Social Security Number: ___-___-___
Number of Shares Covered by Option: ____________
Option Price per Share: $___.___
Vesting Start Date: ____________, [YEAR]
Vesting Schedule:
     Subject to all the terms of the attached Agreement, your right to purchase Shares under this Option vests as to one-fourth (1/4) of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of one-forty-eighth (1/48) per month on the 1st day of each of the thirty-six (36) months following the month of the one-year anniversary of the Vesting Start Date. The resulting aggregate number of vested Shares will be rounded down to the nearest whole number. No Shares will vest after your employment has terminated for any reason.
     By signing this cover sheet, you agree that you have received a copy of the Plan’s Prospectus and you further agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.

Awardee:
(Signature)
Company:
(Signature)
Title:

Attachment

2005 EQUITY INCENTIVE PLAN OF
MICRUS ENDOVASCULAR CORPORATION
NONSTATUTORY STOCK OPTION AGREEMENT

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the Internal Revenue Code and is also not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, and will be interpreted accordingly.

Vesting	This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet and as provided in the Plan and this Agreement.

Term	Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. Your Option will expire earlier if your employment terminates, as described below.

Regular Termination	Upon your Termination for any reason, other than death, disability, or Cause, then your Option will expire at the close of business at Company headquarters on the date that is ninety (90) days after your termination date.

Termination for Cause	If your employment is terminated for Cause or if you commit an act(s) of Cause while this Option is outstanding, as determined by the Company in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire.

The definition of Cause provided in the Plan shall not restrict in any way the Company’s or Affiliate’s right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute “cause” for purposes other than this Agreement.

Death	Upon your Termination because of your death, then your Option will expire at the close of business at Company headquarters on the date that is one (1) year after the date of your death. During that one (1) year period, your estate or heirs may exercise the vested portion of your Option.

Disability	Upon your Termination because of your disability as defined in the Plan, then your Option will expire at the close of business at Company headquarters on the date that is one (1) year after your termination date.

Leaves of Absence	For purposes of this Option, your employment does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued employment service crediting, or when continued employment service crediting is required by applicable law. Your employment terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your employment terminates for all purposes under the Plan.

Notice of Exercise	When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include full payment of the Option Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check or a money order.

• Shares which have already been owned by you for more than six (6) months and which are surrendered to the

Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option Price.

• To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price or pursuant to any other “cashless exercise procedure” adopted by the Company.

Withholding Taxes	You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and Resale	By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Company stockholders agreement or other agreements that are applicable to stockholders.

Transfer of Option	Prior to your death, only you may exercise this Option. You shall not assign, alienate, pledge, attach, sell, transfer or encumber this option. If you attempt to do any of these things, this Option will immediately become invalid and will then expire without consideration. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution or pursuant to a domestic relations order.

Retention Rights	Your Option or this Agreement does not give you the right to be retained by the Company (or any Affiliate) in any capacity. The Company (or any Affiliate) reserves the right to terminate your employment at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option’s Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments	In the event of a stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or a similar change to the capital structure of the Company (not including a Corporate Transaction or Change in Control), the number of Shares covered by this Option (rounded down to the nearest whole number) and the exercise price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, consolidation, dissolution, liquidation or sale of assets in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon legends as provided in the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

5